Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference the Registration Statement on Form S-8 (File No. 333-213150) of Zoned Properties, Inc. of our report dated March 13, 2018, relating to the consolidated financial statements of Zoned Properties Inc. which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

March 13, 2018